Exhibit 32

Statement of Acting Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Darwin L. Stump, the Acting Chief Financial Officer of Petroleum Development Corporation, hereby certify that:

  I have reviewed the Quarterly Report on Form 10-Q of the Petroleum Development Corporation (the "Report") to which this statement is an Exhibit;
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

_/s/ Darwin L. Stump

Darwin L. Stump

Acting Chief Financial Officer

___November 4, 2003__